NEWS RELEASE

Mercer Gold Appoints Gijsbert Groenewegen to Advisory Board

Vancouver, Mar. 14, 2011/Marketwire/ -- Mercer Gold Corporation ("Mercer Gold" or the "Company") (MRGP-OTCQB, AN4-Frankfurt), has appointed Gijsbert Groenewegen as a member of its Advisory Board.

Gijsbert Groenewegen is an adept corporate visionary with a thorough understanding of the hard commodities and mining markets gained over 20 years working directly in the brokerage industry and capital markets. He is the Founder of Silver Arrow Capital Management, Ltd, a Cayman based hedge fund.

Mr. Groenewegen has extensive experience as a mining analyst and frequent guest panelist on leading news and television network programming on CNBC and Bloomberg TV. He is also regularly sought out as a contributor to Barron’s, Bloomberg and the Dow Jones newswires.

Over his career, Mr. Groenewegen served several prominent European capital and agency firms, including Baring Securities, London (1989-1991), The Europe Company, London and Paris (1991-2000), and Jefferies International, London (2000-2001). The Europe Company, which he co-founded, was sold to Jefferies International after a strong period of growth.

Mr. Groenewegen’s previous venture, Gold Arrow Capital Management (Cayman), Ltd., which he co-founded, established the proof of concept for his current efforts for Silver Arrow Capital Management through the development of its Golden Arrow Global Mining Fund. The Fund achieved a return of 11.9% in 2006 and 25.9% in 2007 by capitalizing on a spectacular bull run in precious metals.

Gijsbert Groenewegen was educated at the University of Amsterdam, the Netherlands where he holds a Masters’ Degree in tax law. He also holds a Masters’ in corporate law from Leiden University, the Netherlands.

Rahim Jivraj, President and CEO of Mercer Gold Corp. states, “I am very pleased to have Gijsbert Groenewegen join our company’s Advisory Board. He brings a wealth of management experience and insight in the mining sector along with strong capital support for precious metals companies. He is a very valuable asset to add to our team.”

About Mercer Gold Corporation.

Mercer Gold Corporation is a focused exploration company with one major asset: the Guayabales Gold Project located in the Marmato Gold District, in Caldas, Colombia. The company’s priority mining target is bulk-tonnage, gold-silver deposits that are amenable to open pit mining as well as higher grade gold-silver mineralization that can be drawn out with selective underground mining techniques. Historically, Colombia has been one of the largest gold producers in the world and the Colombian mining industry remains one of the most dynamic and promising sectors of the Colombian economy. Mercer Gold is committed to respectful, social responsibility programs that ensure the enrichment of the communities they serve.

For further information see: www.mercergoldcorp.com
Symbol:	OTCQB: MRGP; Frankfurt: AN4

Contact:	Rahim Jivraj, President
Tel.:	1-604-681-3130

Disclaimer for Forward-Looking Information:

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company’s further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.